Exhibit 5.1

March 4, 2024

The Lion Electric Company

921 chemin de la Rivière-du-Nord

Saint-Jérôme (Québec) J7Y 5G2

Ladies and Gentlemen:

We have acted as Canadian counsel to The Lion Electric Company (the “Corporation”), a corporation governed by the Business Corporations Act (Québec), in connection with the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) to which this opinion is an exhibit, filed by the Corporation with the Securities and Exchange Commission on or about the date hereof relating to the registration, under the Securities Act of 1933, as amended (the “Securities Act”), by the Corporation of up to an aggregate 22,618,493 common shares in the capital of the Corporation (the “Shares”) issuable under (A) The Lion Electric Company Omnibus Incentive Plan, effective May 6, 2021 (the “Omnibus Plan”) or (B) The Lion Electric Company Second Amended and Restated Stock Option Plan for Directors, Executive Officers, Employees and Consultants, effective as of May 6, 2021 (the “Legacy Plan”, and, together with the Omnibus Plan, the “Plans”), including 385,717 common shares in the capital of the Corporation that may be issued to the selling shareholders described in the Registration Statement pursuant to and in accordance with the terms of options, deferred share units, performance share units, and/or restricted share units, as applicable, granted under the Plans as of the date hereof.

In connection with the foregoing and for the purpose of the opinion hereinafter expressed, we have examined the Registration Statement and the Plans, and have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”): (i) a certificate of an officer of the Corporation dated the date hereof, with respect to the constating documents of the Corporation and certain factual matters relating to the Corporation, the Plans and the Shares; (ii) the amended and restated articles of the Corporation; (iii) the by-laws of the Corporation; and (iv) certified extracts of certain resolutions and other authorizing documents of the Corporation’s directors and security holders. As to various questions of fact material to the opinion rendered herein and which were not independently established, we have relied exclusively and without independent verification upon the Corporate Documents for purposes of providing the opinion we have expressed below. We have not conducted any independent enquiries or investigations in respect of the opinion hereinafter expressed.

Where our opinion below refers to the Shares being issued as “fully-paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) will have been paid or provided. No opinion is expressed as to the adequacy of any consideration received.

Our opinion below is expressed only with respect to the laws of the Province of Québec (the “Jurisdiction”) and of the laws of Canada applicable in this Jurisdiction. Any reference to the laws of a Jurisdiction includes the laws of Canada that apply in the Jurisdiction. Our opinion is expressed with respect to the laws of the Jurisdiction in effect on the date of this opinion. We have no responsibility or obligation to update this opinion, take into account or inform any person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express, or advise any person of any other change in any matter addressed in this opinion.

Based and relying upon the foregoing, and subject to the assumptions, qualifications and limitations set forth in this opinion, we are of the opinion that the Shares have been duly and validly authorized for issuance and, if and when issued in accordance with such authorization and the terms of the applicable Plan, will be validly issued as fully paid and non-assessable.

This opinion is rendered solely in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Company, the Registration Statement or the Shares. This opinion may not be used or relied upon by you for any other purpose or used or relied upon by any other person.

We consent to the inclusion of this opinion as part of the Registration Statement and consent to being named in the Registration Statement under the heading “Legal Matters”. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules promulgated thereunder.

Yours truly,

/s/ Stikeman Elliott LLP

Stikeman Elliott LLP